Exhibit 99.1

Coffee Holding Co., Inc. Reports Results for the Three and Nine Months Ended July 31, 2013

STATEN ISLAND, N.Y., September 11, 2013 (GLOBE NEWSWIRE) -- Coffee Holding Co., Inc. (“Coffee Holding”) (Nasdaq: JVA) today announced its operating results for the three and nine months ended July 31, 2013.

Results of Operations

The Company had a net loss of $2,108,911, or $0.33 per share (basic and diluted), for the three months ended July 31, 2013 compared to net income of $1,231,196 or $0.19 per share basic and diluted, for the three months ended July 31, 2012.  The Company had a net loss of $1,566,886, or $0.25 per share (basic and diluted), for the nine months ended July 31, 2013 compared to net income of $2,439,293 or $0.38 per share basic and $0.37 diluted, for the nine months ended July 31, 2012.  The decrease in net income reflects losses realized in the Company’s hedging activities as coffee prices continued to decrease on an unabated slide to a four year low during the period.

Net sales totaled $32,370,692 for the three months ended July 31, 2013, a decrease of $12,113,761, or 27%, from $44,484,453 for the three months ended July 31, 2012.  The decrease in net sales reflects lower coffee prices as coffee prices continued to decrease on an unabated slide to a four year low during the same period, partially offset by a 13.7% increase in pounds of green coffee sold as the Company’s business continued to shift to sales of green coffee from private label sales.  Net sales totaled $100,375,542 for the nine months ended July 31, 2013, a decrease of $37,796,153, or 27.35%, from $138,171,695 for the nine months ended July 31, 2012.  The decrease in net sales reflects lower coffee prices as coffee prices continued to decrease on an unabated slide to a four year low during the same period.

Cost of sales for the three months ended July 31, 2013 was $33,526,657 or 100.3% of net sales, as compared to $40,606,840 or 91.3% of net sales for the three months ended July 31, 2012.  Cost of sales for the nine months ended July 31, 2013 was $96,463,019 or 96.1% of net sales, as compared to $128,472,249 or 93% of net sales for the nine months ended July 31, 2012.  The increase in cost of sales reflects losses realized in the Company’s hedging activities and lower prices paid for green coffee during this period compared to the same period during 2012.

Total operating expenses increased by $24,333, or 1.3%, to $1,883,005 for the three months ended July 31, 2013 as compared to operating expenses of $1,858,672 for the three months ended July 31, 2012.  The increase in operating expenses was due to an additional pay cycle during the quarter partially offset by a decrease in selling and administrative expenses.  Total operating expenses increased by $95,038, or 1.7%, to $5,674,149 for the nine months ended July 31, 2013 as compared to operating expenses of $5,579,111 for the nine months ended July 31, 2012.  The increase in operating expenses was due to an additional pay cycle during the quarter and an increase in selling and administrative expenses.

“We believe our business is strong and will continue to grow.  Our operating results during the quarter were primarily affected due to our realized losses relating to our hedging activities as a result of a continued decrease in coffee prices during the quarter.  Although we believed at the beginning of the quarter that coffee prices would stabilize, coffee prices continued their unabated slide to four year lows and we exited out of certain long-term positions which negatively impacted our gross margins.  This four year decline in coffee prices represents an approximate 60% decrease from the high achieved in May 2011.  However, we believe that such actions were necessary to ensure that we maintained a strong balance sheet,” said Andrew Gordon, President & CEO.

“During the quarter, we continued to focus on sales of wholesale specialty green coffee and increased our volume in pounds of specialty green coffee sold by 13.7% from approximately 10.7 million pounds to 12.2 million pounds.  We believe that the increase in our sales volume of specialty green coffee demonstrates the sustainability and continued potential for growth in our wholesale specialty green coffee business model.  Our continued shift from private label sales to enhance our position as a dominant integrated wholesale-roaster dealer of specialty green coffee places us in a strong competitive position primarily due to our long term relationships, unique product offerings and the vertical integration of our business, allowing us to create synergies for our customer base that our competitors cannot achieve,” continued Mr. Gordon.

“In addition, we continue to focus on the expansion of our proprietary brands and the development of our sales inroads in China.  We believe that these initiatives along with our dominant position in the specialty green market space will provide us with continued revenue growth opportunities and will strengthen our operating performance.  We also remain open to opportunities that would enhance shareholder value, including acquisitions, joint ventures or other strategic alternatives,” concluded Mr. Gordon.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points.  Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy.  The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events.  It is possible that the assumptions made by management for purposes of such statements may not materialize.  Actual results may differ materially from those projected or implied in any forward-looking statements.  Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, coffee prices, pricing of our products, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
JULY 31, 2013 AND OCTOBER 31, 2012
(Unaudited)

	July 31, 2013	October 31, 2012

- ASSETS -
CURRENT ASSETS:
Cash	$3,483,229	$7,568,583
Accounts receivable, net of allowances of $213,674 for 2013 and 2012	12,255,619	12,633,128
Inventories	9,659,829	11,303,581
Prepaid green coffee	428,231	150,000
Prepaid expenses and other current assets	404,495	704,013
Prepaid and refundable income taxes	1,923,560	62,763
Deferred income tax asset	513,875	702,655
TOTAL CURRENT ASSETS	28,668,838	33,124,723
Machinery and equipment, at cost, net of accumulated depreciation of $2,981,415 and $2,631,468 for 2013 and 2012, respectively	2,030,688	1,791,754
Customer list and relationships, net of accumulated amortization of $24,375 and $18,750 for 2013 and 2012, respectively	125,625	131,250
Trademarks	180,000	180,000
Goodwill	440,000	440,000
Equity method investments	98,755	1,931,931
Deposits and other assets	623,271	648,094
TOTAL ASSETS	$32,167,177	$38,247,752

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,055,539	$11,769,107
Line of credit	3,300,000	562,500
Due to broker	1,050,197	1,367,389
Income taxes payable	-	21,122
TOTAL CURRENT LIABILITIES	9,405,736	13,720,118

Deferred income tax liabilities	72,875	32,655
Deferred rent payable	178,703	166,668
Deferred compensation payable	515,485	528,687
TOTAL LIABILITIES	10,172,799	14,448,128
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,456,316 shares issued; 6,372,309 shares outstanding for 2013 and 2012	6,456	6,456
Additional paid-in capital	15,904,109	15,904,109
Retained earnings	6,024,982	7,979,247
Less: Treasury stock, 84,007 common shares, at cost for 2013 and 2012	(272,133)	(272,133)
Total Coffee Holding Co., Inc. Stockholders’ Equity	21,663,414	23,617,679
Non-controlling interest	330,964	181,945
TOTAL EQUITY	21,994,378	23,799,624
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,167,177	$38,247,752

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended July 31,		Three Months Ended July 31,
	2013	2012	2013	2012

NET SALES	$100,375,542	$138,171,695	$32,370,692	$44,484,453

COST OF SALES (including $24.7 and $23.4 million of related party costs for the nine months ended July 31, 2013 and 2012, respectively. Including $6.3 and $5.9 million for the three months ended July 31, 2013 and 2012, respectively.)	96,463,019	128,472,249	33,526,657	40,606,840

GROSS PROFIT (LOSS)	3,912,523	9,699,446	(1,155,965)	3,877,613

OPERATING EXPENSES:
Selling and administrative	5,233,157	5,149,653	1,713,051	1,717,472
Officers’ salaries	440,992	429,458	169,954	141,200
TOTALS	5,674,149	5,579,111	1,883,005	1,858,672

(LOSS) INCOME FROM OPERATIONS	(1,761,626)	4,120,335	(3,038,970)	2,018,941

OTHER INCOME (EXPENSE)
Interest income	30,176	27,909	12,370	9,268
(Loss) income from equity investment	(105,204)	(27,471)	(158)	3,627
Interest expense	(71,320)	(153,294)	(10,542)	(46,762)
TOTALS	(146,348)	(152,856)	1,670	(33,867)

(LOSS) INCOME BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARIES	(1,907,974)	3,967,479	(3,037,300)	1,985,074

(Benefit) provision for income taxes	(490,108)	1,460,792	(997,618)	729,979

Net (Loss) Income Before Non-Controlling Interest in Subsidiary	(1,417,866)	2,506,687	(2,039,682)	1,255,095
Less: net income attributable to the non-controlling interest	(149,020)	(67,394)	(69,229)	(23,899)

NET (LOSS) INCOME ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$(1,566,886)	$2,439,293	$(2,108,911)	$1,231,196

Basic earnings per share	$(.25)	$.38	$(.33)	$.19

Diluted earnings per share	$(.25)	$.37	$(.33)	$.19

Dividends declared per share	$.06	$.09	$.00	$.03

Weighted average common shares outstanding:
Basic	6,372,309	6,372,309	6,372,309	6,372,309
Diluted	6,672,309	6,639,309	6,372,309	6,639,309

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JULY 31, 2013 AND 2012
(Unaudited)

	2013	2012
OPERATING ACTIVITIES:
Net income (loss)	$(1,417,866)	$2,506,687
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	355,570	332,630
Unrealized gain on commodities	(317,192)	(1,701,257)
Loss on equity method investments	105,204	27,471
Deferred rent	12,035	14,811
Deferred income taxes	229,000	628,000
Changes in operating assets and liabilities:
Accounts receivable	377,509	2,433,607
Inventories	2,147,252	2,277,100
Prepaid expenses and other current assets	299,518	86,813
Prepaid green coffee	(278,231)	187,454
Prepaid and refundable income taxes	(1,860,797)	175,939
Accounts payable and accrued expenses	(5,721,168)	(6,216,243)
Deposits and other assets	11,621	14,619
Income taxes payable	(21,122)	142
Net cash (used in) provided by operating activities	(6,078,667)	767,773

INVESTING ACTIVITIES:
Purchase of equity method investments	-	(2,100,000)
Proceeds from disposition of equity method investment	232,069	-
Purchases of machinery and equipment	(588,879)	(517,033)
Net cash used in investing activities	(356,810)	(2,617,033)

FINANCING ACTIVITIES:
Advances under bank line of credit	6,788,920	129,236,460
Principal payments under bank line of credit	(4,051,420)	(129,677,124)
Payment of dividend	(387,377)	(581,067)
Net cash provided by (used in) financing activities	2,350,123	(1,021,731)

NET DECREASE IN CASH	(4,085,354)	(2,870,991)

CASH, BEGINNING OF PERIOD	7,568,583	4,244,335

CASH, END OF PERIOD	$3,483,229	$1,373,344

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$73,261	$168,428
Income taxes paid	$803,490	$570,160

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JULY 31, 2013 AND 2012
(Unaudited)

Schedule of noncash investing and financing activities:

Proceeds from disposition of equity method investment:

	2013	2012

Inventory received	$503,500	$-
Settlement of accounts payable	992,402	-
Total noncash proceeds	$1,495,902	$-

CONTACT:         Coffee Holding Co., Inc.
Andrew Gordon, President & CEO
(718) 832-0800